Contacts: Media Kent Landers T +01 404.676.2683 Investors and Analysts: Tim Leveridge T +01 404.676.7563	The Coca-Cola Company Global Public Affairs & Communications Department P.O. Box 1734 Atlanta, GA 30301 press@coca-cola.com

THE COCA-COLA COMPANY ANNOUNCES SENIOR
LEADERSHIP APPOINTMENTS

Creates New Chief Growth Officer Role

Elevates Innovation and Information Technology Functions

Three Senior Functional Leaders Announce Retirements

ATLANTA, March 23, 2017 – The Coca-Cola Company today announced a number of senior leadership appointments to drive its ongoing transformation into a growth-oriented, consumer-centered, total beverage company. Key changes, which will be effective when President and COO James Quincey becomes Chief Executive Officer on May 1, include:

•	Combining Global Marketing, Customer and Commercial Leadership, and Strategy into one combined function under the leadership of a new Chief Growth Officer to drive growth across five strategic beverage categories.

•	Appointing a Chief Innovation Officer to elevate Global Research & Development into a standalone innovation function reporting directly to the CEO. This represents the increased importance of innovation to the company’s growth plans.

•	Positioning the Information Technology function as a direct report to the CEO given the importance of digitization as a growth enabler for the company’s business.

•	Combining key global transactional and expertise services into an expanded and reconstituted Integrated Services organization that will primarily focus on financial, procurement and associate shared services.

“Today’s organizational announcement is another building block in our company’s transformational journey,” Quincey said. “We are moving quickly to structure our organization for faster growth and to ensure we can respond to the fast-changing needs of our consumers, customers, system and associates around the world. Each of the leaders named today is highly capable and understands our clear mandate for change, and I look forward to partnering with them as we transform our business for the future.”

The changes support work already under way to create a leaner, more agile corporate organization that is focused on strategy, governance and vital strategic initiatives, such as innovation and portfolio growth through leading brands and categories. They also follow changes made by Quincey to the company’s international operations leadership team last year.

Senior Leadership Appointments

Leaders assuming new or expanded responsibility in the organization and reporting directly to Quincey, effective May 1, include:

Francisco Crespo, who currently serves as President of the Mexico business unit, will fill the newly created role of Chief Growth Officer. A 28-year company veteran, Crespo will lead the company’s global marketing, corporate strategy, and customer and commercial leadership teams to create a consolidated team with a clear mandate for driving global growth. This role will lead the evolving category cluster model focused around five beverage categories: sparkling, juice/dairy/plant-based, tea and coffee, water and enhanced waters and energy. Julie Hamilton, Chief Customer and Commercial Leadership Officer, and the Corporate Strategy and Planning and Global Marketing leadership teams will report to the Chief Growth Officer.

Crespo is uniquely qualified for this role, having successfully led the expansion of Coca-Cola’s total beverage portfolio in each of the key Latin America markets where he has worked. Since 2013, he has overseen the continued expansion of products and brands in Mexico, which is one of the company’s most important international business units.

To read Crespo’s biography, click here.

Robert Long, currently Vice President, Research and Development, will become a direct report to the CEO as Chief Innovation Officer. This move is indicative of Coca-Cola’s increased focus on accelerating the growth of its consumer-centric brand portfolio with hundreds of new products and continued innovation in beverages, packaging, ingredients and other areas of the business around the world.

To read Long’s biography, click here.

Barry Simpson, currently Senior Vice President and Chief Information Officer, will remain in his role but be elevated as a direct report to the CEO to increase visibility and focus on efforts to digitize all aspects of the company’s business. Barry became CIO last fall and oversees all of the company’s global information technology strategy, services and operations.

To read Simpson’s biography, click here.

Kathy Waller, currently Executive Vice President and Chief Financial Officer, will assume expanded responsibility for the company’s strategic governance areas as Executive Vice President, Chief Financial Officer and President, Enabling Services. In addition to the Global Finance organization, the Global Technical team led by Dr. Ed Hays, a newly created Integrated Services team, which will be led by Robin Moore, and a new Business Transformation team to be led by Mark Eppert will report to Waller. The Integrated Services team will focus on financial, procurement and associate shared services while the Business Transformation team will be responsible for driving the changes needed to implement the company’s new operating model, including productivity and zero-based work.

Moore, currently Chief of Internal Audit, joined the company in 1995 and has held numerous roles of increasing responsibility within the Finance organization. She led the establishment of the company’s global finance shared service capability within the company’s Global Business Services (GBS) organization. She will replace Ann Taylor, currently President of GBS, who will retire from the company after a successful 32-year career. Taylor’s leadership in the formation and growth of the GBS organization since 2009 has been instrumental in creating the foundation to expand shared services capabilities through a new Integrated Services organization.

Eppert, who currently serves as Chief Financial and Supply Chain Officer for Coca-Cola North America, will join Waller’s team to lead Global Business Transformation. With nearly 25 years of Coca-Cola experience, Eppert is uniquely qualified for his new role having held key leadership positions in Coca-Cola Refreshments and in the North America business unit, including Foodservice and On-Premise, the Sparkling Category business unit and the Columbus, Ohio Syrup Branch. Brent Hastie, currently Senior Vice President, Corporate Strategy and Planning, will succeed Eppert as Chief Financial and Supply Chain Officer for Coca-Cola North America. Hastie joined the company in 2006 and has held numerous finance, strategy, commercial and brand leadership roles in Corporate, Coca-Cola Refreshments and the North America Group. He will report to Sandy Douglas, Executive Vice President and President, Coca-Cola North America.

To read Waller’s biography, click here.

Jennifer Mann, currently Chief of Staff to Quincey, will become Chief People Officer. Coca-Cola’s long-term growth and success is dependent on investing in and developing its people and strengthening the talent pipeline. Mann will lead efforts to drive cultural change throughout the organization and will continue to serve as Quincey’s Chief of Staff.

To read Mann’s biography, click here.

Bea Perez, currently Vice President and Chief Sustainability Officer, will become Chief Public Affairs, Communications and Sustainability Officer. In this new role, Perez will leverage the important external stakeholder work done in Public Affairs and Communications, sustainability and partnerships in a more strategic, integrated and holistic way.

To read Perez’s biography, click here.

Senior Leadership Retirements

In addition to today’s appointments, three long-time senior functional leaders have chosen to retire from the company. Each will assist in the transition of their functions and serve as advisers to Quincey until their retirements.

Marcos de Quinto, Executive Vice President and Chief Marketing Officer, will retire after a nearly 35-year Coca-Cola career. De Quinto moved to Atlanta to assume the CMO position in January 2015 and has been responsible for a resurgence in the quality of Coca-Cola advertising, including the successful One Brand marketing strategy, global “Taste the Feeling” campaign and new visual identity system for Trademark Coca-Cola launched last year, as well as a full-scale, global relaunch of Fanta rolling out this year. De Quinto also led work to improve marketing productivity, which enabled significant reinvestments in marketing spend and supporting results in the company’s growth.

To read de Quinto’s biography, click here.

Ceree Eberly, Senior Vice President and Chief People Officer, will retire after a 27-year Coca-Cola career. Since becoming Chief People Officer in 2009, Eberly has led significant improvements in the company’s people and talent processes, including the recent launch of a new Performance Enablement system and ongoing enhancements to training and retention programs for top talent in the company’s leadership pipeline.

To read Eberly’s biography, click here.

Clyde Tuggle, Senior Vice President and Chief Public Affairs and Communications Officer, will retire after a 28-year Coca-Cola career. Since assuming his current position in 2009, he has brought a new way of thinking to the Public Affairs and Communications function, driving increased proactive engagement with a wide array of external stakeholders around the world. Among his many accomplishments in Public Affairs, Tuggle put in place a strong, connected global Public Affairs and Communications leadership team, and built the company’s social and digital capability and presence, including the creation of Coca-Cola Journey, the company’s award-winning online digital magazine.

To read Tuggle’s biography, click here.

“We enter this next chapter of our history on the shoulders of so many great leaders who have come before us,” Quincey continued. “We are grateful to Marcos, Ceree and Clyde for their nearly 90 years of combined service to the company, and we salute their legacy of strong leadership and wise counsel. We wish them each the best as they retire.”

About The Coca-Cola Company

The Coca-Cola Company (NYSE: KO) is the world's largest beverage company, refreshing consumers with more than 500 sparkling and still brands and nearly 3,900 beverage choices. Led by Coca-Cola, one of the world's most valuable and recognizable brands, our company’s portfolio features 21 billion-dollar brands, 19 of which are available in reduced-, low- or no-calorie options. Our billion-dollar brands include Diet Coke, Coca-Cola Zero, Fanta, Sprite, Dasani, vitaminwater, Powerade, Minute Maid, Simply, Del Valle, Georgia and Gold Peak. Through the world's largest beverage distribution system, we are the No. 1 provider of both sparkling and still beverages. More than 1.9 billion servings of our beverages are enjoyed by consumers in more than 200 countries each day. With an enduring commitment to building sustainable communities, our company is focused on initiatives that reduce our environmental footprint, create a safe, inclusive work environment for our associates, and enhance the economic development of the communities where we operate. Together with our bottling partners, we rank among the world's top 10 private employers with more than 700,000 system associates. For more information, visit Coca-Cola Journey at www.coca-colacompany.com, follow us on Twitter at twitter.com/CocaColaCo, visit our blog, Coca-Cola Unbottled, at www.coca- colablog.com or find us on LinkedIn at www.linkedin.com/company/the-coca-cola-company.

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